Exhibit 99.01


                             SOMERSET HILLS BANCORP
                   REPORTS RECORD PROFITS FOR 3rd QUARTER 2003

BERNARDSVILLE, NEW JERSEY, November 5, 2003...Somerset Hills Bancorp (NASDAQ SmallCap ": SOMH") announced that for the three month period ending September 30, 2003, the Company recorded net income of $454,000 compared to $4,000 for the same period in 2002. Earnings per share increased from $0.00 for the third quarter of 2002 to $0.16 in the current third quarter. The increase in net income was the result of a $558,000 increase in net interest income, to $1.573 million, and a $579,000 increase in non-interest income, to $1.245 million, reflecting high levels of mortgage activity due to historically low interest rates . This was partially offset by an increase of $614,000 in non-interest expense to $2.202 million. Total assets grew to $184.3 million at September 30, 2003, an increase of $54.4 million, or 42% since September 30, 2002. Total deposits increased to $160.3 million at September 30, 2003, an increase of $52.9 million or 49% since September 30, 2002. Total loans were $106.6 million, an increase of $21.2 million, or 25%, since September 30, 2002.


     According to Stewart E. McClure, Jr., President and Chief Executive Officer, "Operations continue their positive trend, as we report our sixth consecutive quarterly profit. The economy continues to be weak and as a result it is more challenging to grow our loan portfolio. Our record results represent a strong performance by both our residential mortgage operations and our core deposit and loan business. With interest rates at record lows, mortgage closings are very strong, particularly refinancings, generating record non-interest income. Despite a weak economy, we continue to grow core deposits and loans by offering old-fashioned, local hands-on service and decision making, coupled with first class products and services. People are quickly discovering the friendly community bank alternative to large out-of-state banks with high fees and 800 numbers."

     Somerset Hills Bancorp is a bank holding company formed in January 2001 to own all of the common stock of Somerset Hills Bank, a full service commercial bank with offices in Bernardsville, Mendham and Morristown, New Jersey. Somerset Hills Bank focuses its lending activities on small to medium sized businesses, high net worth individuals, professional practices, and consumer and retail customers living and working in Somerset and Morris counties. The Bank operates a licensed mortgage company subsidiary, Sullivan Financial Services, Inc. and also operates Somerset Hills Wealth Management Services, LLC., a wholly owned subsidiary licensed to provide financial services including financial planning, insurance (life, health and property and casualty), mutual funds and annuities for individuals and commercial accounts. The common stock of the Company is traded on NASDAQ under the symbol SOMH and the Company's warrants to purchase common stock are traded on NASDAQ under the symbol SOMHW.

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                             SOMERSET HILLS BANCORP
                                 Balance Sheets
                     (in thousands, except for share data)

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



                                                         September 30, 2003      December 31, 2002
                                                        -------------------     ------------------
                                                            (unaudited)              (audited)
ASSETS

Cash and due from banks                                      $   3,684              $   4,944
Interest bearing deposits at other banks                           529                    107
Federal funds sold                                              17,900                  4,400
                                                        -------------------     ------------------

         Total cash and cash equivalents                        22,113                  9,451

Loans held for sale                                             35,626                 22,271
Investment securities available- for- sale                       8,781                 18,810

Loans receivable                                              108,145                 94,629
              Less allowance for loan losses                    (1,401)                (1,256)
              Deferred fees                                       (105)                  (104)
                                                        -------------------     ------------------

Net loans receivable                                           106,639                 93,269

Premises and equipment,net                                       3,877                  4,081
Goodwill, net                                                    1,191                  1,191
Bank owned life insurance                                        5,063                      -
Accrued interest receivable                                        610                    545
Other assets                                                       438                    170
                                                        -------------------     ------------------

              Total assets                                   $ 184,338              $ 149,788
                                                        ===================     ==================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
     Deposits
     Non-interest bearing deposits-demand                    $  20,341              $  15,386
     Interest bearing deposits-NOW,
      money market and savings                                  86,467                 67,520
     Certificates of deposit,under $100,000                     28,789                 30,688
     Certificates of deposit,$100,000 and over                  24,720                 11,850
                                                        -------------------     ------------------

              Total deposits                                   160,317                125,444
                                                        -------------------     ------------------

Federal Home Loan Bank advances                                  1,000                  2,500
Accrued interest payable                                           103                     84
Other liabilities                                                1,580                  1,096
                                                        -------------------     ------------------

              Total liabilities                                163,000                129,124
                                                        -------------------     ------------------

STOCKHOLDERS' EQUITY
     Preferred Stock-1,000,000 shares authorized,
     none issued                                                     -                      -
     *Common stock- authorized,10,000,000 shares
      of no par value;issued and outstanding,
     2,894,376 shares at September 30,2003
     and December 31,2002                                       23,853                 23,853
     Accumulated deficit                                        (2,523)                (3,359)
     Accumulated other comprehensive income                          8                    170
                                                        -------------------     ------------------

Total stockholders` equity                                      21,338                 20,664
                                                        -------------------     ------------------

Total liabilities and stockholders` equity                   $ 184,338              $ 149,788
                                                        ===================     ==================

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*Restated to reflect 5% stock dividend

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


                            SOMSERSET HILLS BANCORP
                            Statements of Operations
                 (Dollars In Thousands, Except Per Share Date)



                                                Three months ended   Three months ended   Nine months ended   Nine months ended
                                                  Sept. 30, 2003       Sept. 30, 2002      Sept. 30, 2003       Sept. 30, 2002
                                                 -----------------   ------------------   -----------------   -----------------
                                                  (unaudited)           (unaudited)        (unaudited)             (unaudited)
Interest Income:

    Loans, including fees                        $   2,177           $     1,482          $   5,815           $     4,231
    Investment securities                               55                   186                265                   568
    Federal funds sold                                   3                    18                 27                    62
    Interest bearing deposits with other banks           2                     5                 11                    15
                                                 -----------------   ------------------   -----------------   -----------------
          Total interest income                      2,237                 1,691              6,118                 4,876

Interest Expense:

     Deposits                                          613                   647              1,886                 1,949
     Federal funds purchased                            19                     2                 30                     3
     Federal Home Loan  Bank advances                   32                    27                 79                    86
                                                 -----------------   ------------------   -----------------   -----------------
          Total interest expense                       664                   676              1,995                 2,038

          Net interest income                        1,573                 1,015              4,123                 2,838

Provision for loan losses                              114                    75                326                   295
                                                 -----------------   ------------------   -----------------   -----------------

          Net interest income after
               provision for loan losses             1,459                   940              3,797                 2,543
                                                 -----------------   ------------------   -----------------   -----------------

Non-Interest Income:

     Service fees on deposit accounts                   49                    31                136                    77
     Gains on sales of mortgage loans,net            1,094                   620              3,181                 2,130
     Gain on sale of investment securities               -                     -                  6                    10
     Other income                                      102                    15                151                    53
                                                 -----------------   ------------------   -----------------   -----------------
          Total Non-Interest Income                  1,245                   666              3,474                 2,270
                                                 -----------------   ------------------   -----------------   -----------------

Non-Interest Expense

     Salaries and employee benefits                  1,259                   850              3,447                 2,539
     Occupancy expense                                 304                   268                864                   758
     Advertising & business promotion                  143                    83                375                   211
     Stationery and supplies                            72                    41                217                   121
     Data processing                                    66                    60                206                   165
     Other operating expense                           358                   286              1,194                   802
                                                 -----------------   ------------------   -----------------   -----------------
          Total Non-Interest Expense                 2,202                 1,588              6,303                 4,596
                                                 -----------------   ------------------   -----------------   -----------------

          Income before provision for taxes            502                    18                968                   217

Provision for Income Taxes                              48                    14                132                    66
                                                 -----------------   ------------------   -----------------   -----------------

                    Net income                   $     454           $         4          $     836           $       151
                                                 =================   ==================   =================   =================

Per share data
     Net income basic and diluted                $    0.16           $        --          $    0.29           $      0.09
                                                 =================   ==================   =================   =================

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